Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBO’S GLOBAL STREAMING BUSINESS EXCEEDED SUBSCRIBER

GUIDANCE, ACHIEVED REVENUE TARGETS IN Q1 2025

COMPANY AGAIN IMPROVED GLOBAL PROFITABILITY METRICS
BY $100M+ FOR THE TRAILING TWELVE MONTHS

NEW YORK – MAY 2, 2025 – FuboTV Inc. (d/b/a/ Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the first quarter ended March 31, 2025. During the period, the Company’s global streaming business exceeded subscriber guidance and once again improved its profitability metrics, including $100 million+ improvements in Net income (loss), Adjusted EBITDA (AEBITDA), Net cash provided by operating activities and Free Cash Flow for the trailing twelve months (TTM).

Fubo delivered North America total revenue of $407.9 million during the first quarter 2025, up 3.5% year-over-year (YoY), and 1.47 million paid subscribers, down 2.7% YoY. These results met and exceeded Fubo’s applicable guidance range, respectively.

In the Rest of World (ROW), Fubo delivered $8.4 million in total revenue, down 0.4% and 354,000 paid subscribers, down 10.9% YoY. These results met and exceeded Fubo’s applicable guidance range, respectively. ROW includes the results of Molotov, the French live TV streaming service acquired by Fubo in December 2021.

Fubo states its key metrics on a YoY basis given the seasonality of sports content.

Net income from continuing operations in the first quarter was $188.5 million1, leading to an earnings per share (EPS) of $0.55. This compares favorably to a Net loss from continuing operations of $56.3 million, or an EPS loss of $0.19, in the first quarter 2024. Adjusted EPS loss in the first quarter was $0.02, compared to an adjusted EPS loss of $0.14 in first quarter 2024. Adjusted EPS excludes the impact of stock-based compensation, amortization of intangibles, gain on extinguishment of debt, amortization of debt premium, net, certain litigation and transaction expenses and gain on settlement of litigation, net.

1 Net income and Net cash provided by operating activities were positively impacted by $220 million associated with the gain on settlement of litigation, net.

In the first quarter, AEBITDA was -$1.4 million, a $37.4 million improvement when compared to the first quarter 2024, reflecting the Company’s continued focus on efficient growth, cost control and its profitability objectives.

Net cash provided by operating activities in the first quarter was $161.4 million1, a $228.4 million increase compared to the first quarter 2024, and Free Cash Flow in the first quarter was -$62 million, an improvement of $9.3 million compared to the first quarter 2024.

Fubo ended the quarter with $327.8 million in cash, cash equivalents and restricted cash on hand.

Guidance

North America

Second quarter 2025: Fubo is projecting $340 million to $350 million total revenue, representing a 10% YoY decline at the midpoint, and 1.225 million to 1.255 million paid subscribers, representing 14% YoY decline at the midpoint.

Note that this guidance includes the continued subscriber impact of the Company’s recent drop of TelevisaUnivision content, and the benefit of one-time sports events in the second quarter of 2024.

Rest of World

Second quarter 2025: Fubo is projecting $6.5 million to $7.5 million total revenue, representing 15% YoY decline at the midpoint, and 325,000 to 335,000 paid subscribers, representing 17% YoY decline at the midpoint.

Complete first quarter 2025 results are detailed in Fubo’s shareholder letter available on the Company’s IR site.

“Fubo’s first quarter 2025 performance demonstrates the company’s resilience and focus amid market turbulence, particularly as we strive towards our profitability goal this year,” said David Gandler, co-founder and CEO, Fubo. “Fubo fights for consumers every day, and we believe that our content aggregation and innovative user experience provide an attractive solution, particularly for the ardent sports fan.”

Regarding the previously announced definitive agreement between Fubo and The Walt Disney Company, Gandler commented: “We remain excited about our agreement with The Walt Disney Company to combine Fubo with Hulu + Live TV, and its potential to increase competition and consumer choice in the Pay TV space. We continue to work through the regulatory process, and look forward to sharing more information when we are able.”

“We are pleased with Fubo’s performance in the first quarter and remain focused on our path to profitability in 2025 for our global streaming business,” said Edgar Bronfman Jr., executive chairman, Fubo. “The first quarter marked our ninth consecutive quarter with improvements in Adjusted EBITDA and Free Cash Flow. Looking ahead, we plan to continue investing in infrastructure, technology and product, with the goal of providing customers with a high-quality, seamless sports entertainment experience.”

Live Webcast

Gandler and CFO John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. Ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, the company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product aggregating more than 400 live sports, news and entertainment networks and is the only live TV streaming platform with every English-language Nielsen-rated sports channel (source: Nielsen Total Viewers, 2024). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming, and was the first virtual MVPD to launch 4K streaming, MultiView and personalized game alerts.

Learn more at https://fubo.tv

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this release reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the Company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net income (loss) from continuing operations, adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, and income tax provision (benefit). Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net income (loss) attributable to common shareholders, adjusting for discontinued operations, stock-based compensation, amortization of debt premium, net, amortization of intangibles, gain on extinguishment of debt, gain on settlement of litigation, net and certain litigation and transaction expenses (as described further above, see “Adjusted EBITDA”).

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as Net cash provided by (used in) operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment), capitalization of internal use software, purchases of intangible assets and gain on settlement of litigation, net. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this release, including Adjusted EBITDA, Adjusted Net Loss, Adjusted EPS and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. The tables also include reconciliations of GAAP Subscription revenue and GAAP Advertising revenue to North America ARPU and ROW ARPU, respectively, each of which is a key performance metric.

fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2025	March 31, 2024

Subscription Revenue (GAAP)	$391,432	$373,714
Advertising Revenue (GAAP)	22,881	27,469
Subtract:
ROW Subscription Revenue	(7,996)	(8,143)
ROW Advertising Revenue	(354)	(244)
Total	405,963	392,796
Divide:
Average Subscribers (North America)	1,585,130	1,548,782
Months in Period	3	3
North America Monthly Average Revenue per User (NA ARPU)	$85.37	$84.54

fuboTV Inc.

Reconciliation of Net Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2025	March 31, 2024

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$188,488	$(56,329)
Depreciation and amortization	9,908	9,261
Stock-based compensation	3,464	12,977
Certain litigation expenses(1)	7,050	2,257
Certain transaction expenses(2)	3,579	-
Other (income) expense	(218,557)	(7,097)
Income tax provision	4,648	113
Adjusted EBITDA	(1,420)	(38,818)

fuboTV Inc.

Reconciliation of Net Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	March 31, 2025	March 31, 2024

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$67,039	$(266,065)
Depreciation and amortization	39,195	36,915
Impairment of other assets	3,813	-
Stock-based compensation	32,997	50,504
Certain litigation expenses(1)	27,233	2,888
Certain transaction expenses(2)	6,218	-
Other (income) expense	(230,362)	(4,488)
Income tax provision (benefit)	5,194	(652)
Adjusted EBITDA (TTM)	(48,673)	(180,898)

fuboTV Inc.

Reconciliation of Net Cash Provided by (Used in) Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2025	March 31, 2024

Net cash provided by (used in) operating activities - continuing operations	$161,402	$(67,046)
Subtract:
Purchases of property and equipment	(348)	(108)
Capitalization of internal use software	(3,353)	(3,609)
Purchase of intangible assets	-	(540)
Gain on settlement of litigation, net	(219,695)	-
Free Cash Flow	(61,994)	(71,303)

fuboTV Inc.

Reconciliation of Net Cash Provided by (Used in) Operating Activities - Continuing Operations to Free Cash Flow (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	March 31, 2025	March 31, 2024

Net cash provided by (used in) operating activities - continuing operations	$152,821	$(163,052)
Subtract:
Purchases of property and equipment	(2,967)	(1,077)
Capitalization of internal use software	(11,212)	(17,075)
Purchase of intangible assets	(1,100)	(4,132)
Gain on settlement of litigation, net	(219,695)	-
Free Cash Flow (TTM)	(82,153)	(185,336)

fuboTV Inc.

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2025	March 31, 2024

Net income (loss) attributable to common shareholders	$188,493	$(56,010)
Subtract:
Net loss from discontinued operations, net of tax	-	(255)
Net income (loss) from continuing operations attributable to common shareholders	188,493	(55,755)

Net income (loss) from continuing operations attributable to common shareholders	188,493	(55,755)
Stock-based compensation	3,464	12,977
Amortization of debt premium, net	(361)	(253)
Amortization of intangibles	9,556	8,893
Gain on extinguishment of debt	-	(9,637)
Gain on settlement of litigation, net	(219,695)	-
Certain litigation expenses(1)	7,050	2,257
Certain transaction expenses(2)	3,579	-
Adjusted net loss from continuing operations	(7,914)	(41,518)

Weighted average shares outstanding:
Basic	341,059,213	299,363,298
Diluted	341,564,506	299,363,298

Adjusted EPS from continuing operations - basic	$(0.02)	$(0.14)
Adjusted EPS from continuing operations - diluted	$(0.02)	$(0.14)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Note that in calculating AEBITDA and Adjusted EPS, prior to the second quarter of 2024 Fubo did not include adjustments for Certain litigation expenses. For comparative purposes, prior quarter figures have been recast to reflect this adjustment.
(2)	Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, our offerings, our pending business combination with Hulu + Live TV (the “Transactions”) and the potential benefits thereof, consumer preferences, our financial condition and our anticipated financial performance, including quarterly guidance and profitability targets. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Transactions; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 to be filed with the SEC and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

Additional Information and Where to Find It

This press release and the information contained herein shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any proxy, vote or approval, nor shall there be any issuance or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Transactions will be submitted to the shareholders of Fubo for their consideration and approval at a special meeting. In connection with the Transactions, Fubo intends to file a preliminary proxy statement with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the shareholders of Fubo. Before making any voting decision, Fubo shareholders are urged to read the proxy statement in its entirety, when it becomes available, and any other documents to be filed with the SEC in connection with the Transactions or incorporated by reference in the proxy statement (including any amendments or supplements to these documents), if any, because they will contain important information about the Transactions and the parties to the Transactions. This communication is not a substitute for the proxy statement or any other document that may be filed by Fubo with the SEC or sent to its shareholders in connection with the Transactions.

Fubo investors and shareholders may obtain a free copy of the proxy statement and documents filed by Fubo with the SEC at the SEC’s website at www.sec.gov. In addition, Fubo investors and shareholders may obtain a free copy of Fubo’s filings with the SEC from Fubo’s website at ir.fubo.tv or by directing a request by mail to Fubo, 1290 Avenue of the Americas, New York, NY 10104, or telephone to (212) 672-0055.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the Transactions. Information regarding Fubo’s directors and executive officers is contained in the definitive proxy statement on Schedule 14A for Fubo’s 2025 annual meeting of shareholders (the “2025 Proxy Statement”), filed with the SEC on April 29, 2025. Additional information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of Fubo in connection with the Transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement for Fubo’s special meeting of shareholders in connection with the Transactions when it is filed with the SEC, free copies of which may be obtained as described in the preceding paragraph. To the extent holdings of Fubo’s securities by Fubo’s directors and executive officers change from the amounts set forth in the 2025 Proxy Statement, such changes have been or will be reflected on Statements of Changes of Beneficial Ownership of Securities on Form 4 filed with the SEC. Fubo investors and shareholders may obtain free copies of these filings from the SEC’s website at www.sec.gov or from Fubo’s website at ir.fubo.tv.

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Investor Contacts

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv